UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2012

ORACO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54472	27-2300414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

189 Brookview Drive Rochester, NY	14617
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 279-6260

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2012, the Registrant entered into a Share Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) by and among iAlarm, Inc. (“iAlarm”), a Utah corporation and Oracom, Inc. (“Oracom”), a Nevada corporation and wholly-owned subsidiary of the Registrant. Pursuant to the Exchange Agreement, Oracom shall issue and deliver to iAlarm one million (1,000,000) shares of Oraco’s common stock in exchange for all the issued and outstanding shares of iAlarm (the “Exchange”). Oracom will hold and retain such shares, making iAlarm the wholly owned subsidiary of Oracom.

Subject to the terms and conditions set forth in the Exchange Agreement, the Exchange is anticipated to become effective on December 19, 2012. Upon closing, it is anticipated that the Registrant will have 25,703,987 shares of common stock issued and outstanding.

A copy of the Exchange Agreement is filed as Exhibit 2.1 to this Current Report and is incorporated in its entirety herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Share Exchange Agreement and Plan of Reorganization by and among Oraco Resources, Inc., Oracom, Inc., and iAlarm, Inc. dated November 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACO RESOURCES, INC.

By: /S/ Brad Rosen
Brad Rosen, President

Date:  November 21, 2012